EARLY TERMINATION AGREEMENT
This Early Termination Agreement (“Agreement”) is entered into as of September 15, 2014, by and between CALPETRO TANKERS (BAHAMAS I) LIMITED, a corporation organized under the laws of the Commonwealth of The Bahamas and having its registered office at Mareva House, #4 George Street, Nassau, New Providence, one of the islands of The Bahamas (“CPT‑I”), CALPETRO TANKERS (BAHAMAS II) LIMITED, a corporation organized under the laws of the Commonwealth of The Bahamas and having its registered office at Mareva House, #4 George Street, Nassau, New Providence, one of the islands of The Bahamas (“CPT‑II”), CALPETRO TANKERS (IOM) LIMITED, a corporation organized under the laws of the Isle of Man and having its registered office at Ragnall House, 18 Peel Road, Douglas, Isle of Man (“CPT‑IOM”), CALIFORNIA PETROLEUM TRANSPORT CORPORATION, a corporation incorporated under the laws of the State of Delaware and having its registered office at 114 West 47th Street, Suite 2310, New York, New York  10036 (“CPTC”), and CHEVRON TRANSPORT CORPORATION LTD., a corporation organized under the laws of Bermuda and having its registered office at Chevron House, 11 Church Street, Hamilton, HM11, Bermuda, as successor by merger to Chevron Transport Corporation, a corporation organized under the laws of Liberia (“CTC”), with reference to the following facts:
A.CTC and CPT‑I are parties to a bareboat charter agreement dated April 5, 1995 (the “Cygnus Charter”); CTC and CPT‑II are parties to a bareboat charter agreement dated April 5, 1995 (the “Altair Charter”); and CTC and CPT-IOM are parties to a bareboat charter agreement dated April 5, 1995, as amended by amendment no. 1 to bareboat charter dated June 28, 2001 (the “Sirius Charter”; together with the Cygnus Charter and the Altair Charter, the “Charters”).
B.    Chevron Corporation, a corporation incorporated under the laws of the State of Delaware (“Chevron”), executed a guarantee dated April 5, 1995 in favor of CPT‑I (the “Cygnus Guarantee”), a guarantee dated April 5, 1995 in favor of CPT‑II (the “Altair Guarantee”), and a guarantee dated April 5, 1995 in favor of CPT-IOM (the “Sirius Guarantee”).
C.    CPT‑I and CPTC are parties to following agreements, each effective as of April 5, 1995 except as otherwise noted below and as the same have been amended, supplemented or otherwise modified from time to time: that certain term loan agreement (the “Cygnus TLA”), issue of one debenture effective as of April 1, 1995, deed of covenants, statutory ship mortgage (“Cygnus Ship Mortgage”), assignment of earnings and insurance, assignment of charter, assignment of purchase agreement, assignment of guarantee, and assignment of management agreement (the agreements described in this Recital C are collectively the “Cygnus Collateral”).
D.    CPT‑II and CPTC are parties to following agreements, each dated April 5, 1995 except as otherwise noted below and as the same have been amended, supplemented or otherwise modified from time to time: that certain term loan agreement (the “Altair TLA”), issue of one debenture effective as of April 1, 1995, deed of covenants, statutory ship mortgage (“Altair Ship Mortgage”), assignment of earnings and insurance, assignment of charter, assignment of purchase agreement, assignment of guarantee, and assignment of management agreement (the agreements described in this Recital D are collectively the “Altair Collateral”).
E.    CPT-IOM and CPTC are parties to following agreements, each dated April 5, 1995 except as otherwise noted below and as the same have been amended, supplemented or otherwise modified from time to time: that certain term loan agreement (the “Sirius TLA”), issue of one debenture effective as of April 1, 1995, deed of covenants effective June 28, 2001, statutory ship mortgage effective June 28, 2001 (“Sirius Ship Mortgage”), assignment of earnings and insurance, assignment of charter, assignment of

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purchase agreement, assignment of guarantee, issue of one debenture, assignment of management agreement (the agreements described in this Recital E are collectively the “Sirius Collateral”).
F.    CPT‑I and Frontline Ltd. (“Frontline”) are parties to that certain management and re-marketing agreement dated as of April 1, 1995, as modified by the assignment and assumption of management and remarketing agreement dated March 31, 1999 (“Cygnus Management Agreement”); CPT‑II and Frontline are parties to that certain management and re-marketing agreement dated as of April 1, 1995 (“Altair Management Agreement”); and CPT-IOM and Frontline are parties to that certain management and re-marketing agreement dated as of April 1, 1995, as modified by the assignment and assumption of management and remarketing agreement dated March 31, 1999 and by amendment no. 1 to management and remarketing agreement dated as of June 28, 2001 (“Sirius Management Agreement”).
G.    California Tankers Investments Limited, a Bahamian corporation (“CTIL”), and CPTC are parties to that certain stock pledge agreement dated April 5, 1995 (the “SPA”), pursuant to which CTIL pledged 100 shares of CPT‑I, 100 shares of CPT‑II and 100 shares of CPT-IOM to CPTC.
H.    CPTC and The Bank of New York Mellon Trust Company, N.A., as successor to Chemical Trust Company of California, as term indenture trustee (“Indenture Trustee”), are parties to that certain indenture dated as of April 1, 1995, as amended by supplement no. 1 to term indenture dated as of June 28, 2001, supplement no. 2 to term indenture dated as of April 8, 2010 and supplement no. 3 to term indenture dated as of April 8, 2011 (collectively, the “Term Indenture”), pursuant to which CPTC issued $117,900,000 principal amount of its 8.52% first preferred mortgage notes due 2015 (“Bonds”).
I.    CPTC, CPT‑I, CPT‑II, CPT-IOM, the Indenture Trustee and The Bank of New York Mellon Trust Company, N.A., as successor to Chemical Trust Company of California, as collateral trustee (“Collateral Trustee”), are parties to that certain collateral trust agreement dated as of April 5, 1995, as amended by amendment no. 1 to collateral trust agreement dated as of June 28, 2001 and amendment no. 2 to collateral trust agreement dated as of April 1, 2010 (collectively, “CTA”), pursuant to which CPTC granted a security interest in the Cygnus Collateral, the Altair Collateral, the Sirius Collateral and the SPA.
J.    CalPetro Holdings Limited, a corporation organized under the law of the Isle of Man, and CPTC are parties to that certain designated representative agreement dated as of April 1, 1995 (the “DRA”).
K.    CTC desires (i) to terminate the Charters on October 1, 2014, (ii) to cause CPT‑I, CPT‑II and CPT-IOM to prepay their obligations under the Cygnus TLA, the Altair TLA and the Sirius CTA, respectively, and (iii) to cause CPTC to redeem the Bonds, and CPT‑I, CPT‑II and CPT-IOM are willing to terminate the Charters and prepay their respective obligations as aforesaid, and CPTC is willing to redeem the Bonds, on the terms and subject to the conditions in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend and supplement the Agreement as follows:
1.    EARLY TERMINATION OF BAREBOAT CHARTERS.
(a)    The agreements in Section 1(b), (c) and (d) shall be effective upon the Indenture Trustee’s delivering notice to the Collateral Trustee pursuant to section 7.09(a) of the CTA, in the form of Exhibit F, and not before. If the Bonds are not redeemed on October 1, 2014 or such later date as is agreed by the parties, this Section 1 shall be null and void and without any further effect.

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(b)    CTC and CPT‑I agree that (i) on October 1, 2014 CTC shall pay CPT‑I (A) $1,851,000, such amount being the charter hire payment that is due on that date pursuant to the Cygnus Charter, and (B) $1,851,000, such amount being the charter hire payment that is due on April 1, 2015 pursuant to the Cygnus Charter; (ii) CTC shall be permitted to exercise the option in section 22 of the Cygnus Charter to purchase the vessel that is chartered thereunder on October 1, 2014, without having to give any notice of such exercise, and notwithstanding any terms and conditions to the contrary in the Cygnus Charter, other than those set forth in sections 22(b) and (c) thereof; (iii) on October 1, 2014 CPT‑I shall deliver to CTC a bill of sale, in the form of Exhibit B, for such vessel, transferring title thereto to CTC, free and clear of all liens created by CPT‑I, the Indenture Trustee and the Collateral Trustee; and (iv) immediately following such sale of such Vessel and the payments specified herein, the Cygnus Charter shall terminate automatically.
(c)    CTC and CPT‑II agree that (i) on October 1, 2014 CTC shall pay CPT‑II (A) $1,757,000, such amount being the charter hire payment that is due on that date pursuant to the Altair Charter, and (B) $1,757,000, such amount being the charter hire payment that is due on April 1, 2015 pursuant to the Altair Charter; (ii) CTC shall be permitted to exercise the option in section 22 of the Altair Charter to purchase the vessel that is chartered thereunder on October 1, 2014, without having to give any notice of such exercise, and notwithstanding any terms and conditions to the contrary in the Altair Charter, other than those set forth in sections 22(b) and (c) thereof; (iii) on October 1, 2014 CPT‑II shall deliver to CTC a bill of sale, in the form of Exhibit B, for such vessel, transferring title thereto to CTC, free and clear of all liens created by CPT‑I, the Indenture Trustee and the Collateral Trustee; and (iv) immediately following such sale of such Vessel and the payments specified herein, the Altair Charter shall terminate automatically.
(d)    CTC and CPT-IOM agree that (i) on October 1, 2014 CTC shall pay CPT-IOM (A) $1,652,000, such amount being the charter hire payment that is due on that date pursuant to the Sirius Charter, and (B) $1,652,000, such amount being the charter hire payment that is due on April 1, 2015 pursuant to the Sirius Charter; (ii) CTC shall be permitted to exercise the option in section 22 of the Sirius Charter to purchase the vessel that is chartered thereunder on October 1, 2014, without having to give any notice of such exercise, and notwithstanding any terms and conditions to the contrary in the Sirius Charter, other than those set forth in sections 22(b) and (c) thereof; (iii) on October 1, 2014 CPT-IOM shall deliver to CTC a bill of sale, in the form of Exhibit B, for such vessel, transferring title thereto to CTC, free and clear of all liens created by CPT‑I, the Indenture Trustee and the Collateral Trustee; and (iv) immediately following such sale of such Vessel and the payments specified herein, the Sirius Charter shall terminate automatically.
(e)    Subject to the complete and full performance by CPTC of its obligations in Sections 3(a), (c) and (d) hereof and by each of CPT‑I, CPT‑II and CPT-IOM its obligations in Sections 3(a) and (b) hereof and the execution and delivery of the Escrow Agreement (as defined below) by U.S. Bank National Association as provided in Section 3(d) hereof, CTC shall deliver immediately available funds on September 26, 2014 in the amounts to the Escrow Account (as defined below) in full and complete discharge of its obligations set forth in Sections 1(b), (c) and (d) hereof. On October 1, 2014, subject to the preceding sentence and CPTC’s performance of its obligations in Section 2(b), CPTC and CTC shall jointly direct the Escrow Agent to deliver an instruction pursuant to the Escrow Agreement directing the escrow agent thereunder to disburse the amounts in the Escrow Account as follows:
(i)    The amount calculated pursuant to section 10.1(b) of the Term Indenture that must be paid to redeem the Bonds pursuant to that section (the “Redemption Amount”) to the account of the Indenture Trustee set forth in the Disbursement Request (as defined below).
(ii)    An amount equal to the sum of the amounts payable pursuant to Sections 1(b), (c) and (d) less the amount payable pursuant to Section 1(e)(i) (the “CPTC Payment Amount”) to the

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account of CPTC, CPT-I, CPT-II or CPT-IOM, as the case may be, set forth in the Disbursement Request.
(iii)    Any remaining amounts in the Escrow Account after making the transfers described in clauses (i) and (ii) above shall be remitted to CTC at the account set forth in the Disbursement Request and the Escrow Account shall be closed.
An example of the calculations referred to in this Section 1(e) is attached hereto as Exhibit N. CTC shall deliver to CPTC, the Indenture Trustee and the Escrow Agent a revised version of Exhibit N based on the actual Treasury Yield (as defined in the Indenture) on September 30, 2014. Following receipt of the revised Exhibit N, CPTC shall review, verify and approve the amounts listed therein; provided that, unless CPTC notifies CTC of its objection to the revised Exhibit N on September 30, 2014, CPTC shall be deemed to have approved the calculations and amounts stated therein. CTC is preparing such Exhibit N for the convenience of the parties hereto and shall not be liable for any error resulting from the use of or reliance on such calculations.

2.    PREPAYMENT AND REDEMPTION NOTICES.
(a)    CPT‑I hereby notifies CPTC pursuant to section 2.05 of the Cygnus TLA that it will prepay all obligations thereunder on October 1, 2014; CPT‑II hereby notifies CPTC pursuant to section 2.05 of the Altair TLA that it will prepay all obligations thereunder on October 1, 2014; and CPT-IOM hereby notifies CPTC pursuant to section 2.05 of the Sirius TLA that it will prepay all obligations thereunder on October 1, 2014. CPTC hereby accepts the foregoing notices from CPT‑I, CPT‑II and CPT-IOM.
(b)    Subject to the complete and full performance by CTC of its obligations in Sections 1(e) and 3(d) and the execution and delivery of the Escrow Agreement by U.S. Bank National Association as provided in Section 3(d), CPTC shall execute and deliver to the Indenture Trustee no later than September 26, 2014 a notice to the Indenture Trustee, in the form of Exhibit A, to redeem all outstanding Bonds on October 1, 2014.
(c)    CPTC agrees that the payments, when made, by CTC pursuant to Section 1(e) hereof shall satisfy in full and discharge the obligations of CPT‑I under sections 2.05 and 2.07 of the Cygnus TLA, CPT‑II under sections 2.05 and 2.07 of the Altair TLA and CPT-IOM under sections 2.05 and 2.07 of the Sirius TLA.
3.    ESCROW. No later than 5:00 p.m. San Francisco time on September 25, 2014:
(a)    CPT‑I, CPT‑II, CPT-IOM, CPTC and CTC shall establish a documentary escrow with Pillsbury Winthrop Shaw Pittman LLP acting as the escrow agent (“Escrow Agent”), pursuant to which the documents described in this Section 3 shall be deposited with the Escrow Agent to be held in escrow as provided in this Section 3.
(b)    CPT‑I, CPT‑II and CPT-IOM shall deliver to the Escrow Agent (i) undated, executed originals of the bills of sale described in Section 1(b)(iii), (c)(iii) and (d)(iii) (collectively, the “Bills of Sale”); and (ii) undated agreements for termination of the Cygnus Management Agreement, the Altair Management Agreement and the Sirius Management Agreement in the form of Exhibit M (collectively, the “Management Agreement Terminations”), executed by CPT‑I, CPT‑II and CPT-IOM, and Frontline.
(c)    CPTC shall deliver to the Escrow Agent (i) an undated request, executed by CPTC, in the form of Exhibit C (“CPTC Notice”), wherein CPTC requests that the Indenture Trustee deliver a notice,

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in the form of Exhibit F (“CTA Termination Notice”), to the Collateral Trustee pursuant to section 7.09 of the CTA, stating that “Secured Obligations” (as defined in the CTA) arising under or in connection with the Term Indenture and the Bonds have been paid in full; (ii) an undated officer’s certificate, in the form of Exhibit D (“Officer’s Certificate”), signed by the secretary to CPTC; (iii) a dated legal opinion, in the form of Exhibit E (“Legal Opinion”), dated October 1, 2014 and signed by Seward & Kissel LLP, counsel to CPTC; (iv) the CTA Termination Notice, undated but executed by the Indenture Trustee; (iv) the affidavit of loss and succession and memorandum of discharge on the reverse of a copy of the Cygnus Mortgage required for terminating the registration of the mortgage, in the form of Exhibit G (“Cygnus Mortgage Termination”), naming the “Samuel Ginn” as the vessel (renamed the “Cygnus Voyager”), undated but executed by the Collateral Trustee; (v) the affidavit of loss and succession and the memorandum of discharge on the reverse of a copy of the Altair Mortgage required for terminating the registration of the mortgage, in the form of Exhibit H (“Altair Mortgage Termination”), naming the “Condoleezza Rice ” as the vessel (renamed the “Altair Voyager”), undated but executed by the Collateral Trustee, (vi) the affidavit of loss and succession and the memorandum of discharge on the reverse of a copy of the Sirius Mortgage required for terminating the registration of the mortgage, in the form of Exhibit I (“Sirius Mortgage Termination”), for the termination of the ship mortgage, naming the “Chevron Mariner” (renamed the “Sirius Voyager”), undated but executed by the Collateral Trustee; (vii) the agreement to terminate the DRA, in the form of Exhibit K (“DRA Termination”), undated but executed by CPTC and CalPetro Holdings Limited; and (viii) an undated notice addressed to Marsh & McLennan Companies Inc., in the form of Exhibit L (“Insurance Termination Notice”), signed by the Collateral Trustee, notifying Marsh & McLennan Companies Inc. of the termination of the assignment of insurance for the vessels chartered under the Charters.
(d)    CPTC, CTC and U.S. Bank National Association shall have executed and delivered an escrow agreement in the form of Exhibit O (“Escrow Agreement”) setting forth the terms and conditions governing the account to which CTC shall make the payment of the amounts set forth in Sections 1(b), 1(c) and 1(d) (the “Escrow Account”) and CPTC and CTC shall have delivered to the Escrow Agent the executed request for disbursement of funds, in the form of exhibit A to the Escrow Agreement, (the “Disbursement Request”) which Disbursement Request shall contain blanks for the Redemption Amount and the CPTC Payment Amount. On October 1, 2014, CPTC shall instruct the Escrow Agent to insert the Redemption Amount and the CPTC Payment Amount set forth in the revised Exhibit N delivered pursuant to Section 1(e) in such Disbursement Request, the total of which shall not exceed the aggregate of the amounts payable by CTC pursuant to Sections 1(b), 1(c) and 1(d) hereof, and CPTC and CTC shall authorize the Escrow Agent to deliver the completed Disbursement Request to U.S. Bank National Association.
4.    TERMINATIONS.
(a)    Upon its receipt from the Indenture Trustee of confirmation that the Indenture Trustee has received the funds described in Section 1(e)(i) for the redemption of the Bonds, CPTC shall (i) instruct the Escrow Agent to date the CPTC Notice and the Officer’s Certificate and to deliver them, together with the Legal Opinion, to the Indenture Trustee; (ii) obtain the Indenture Trustee’s confirmation that it has dated and delivered or instructed the Escrow Agent to date and deliver the CTA Termination Notice to the Collateral Trustee; (iii) obtain the Collateral Trustee’s confirmation that it has dated and delivered to CPTC or instructed the Escrow Agent to date and deliver the Cygnus Mortgage Termination, the Altair Mortgage Termination, the Sirius Mortgage Termination and the Insurance Termination Notice; (iv) register, record or file the Cygnus Mortgage Termination, the Altair Mortgage Termination and the Sirius Mortgage Termination with the Bahamas Maritime Authority in the Commonwealth of The Bahamas; (v) register, record or file the Sirius Mortgage Termination at the Isle of Man Companies Registry; and (vi) instruct the Escrow Agent to date and deliver and obtain CalPetro Holdings Limited’s confirmation that it has dated and delivered or instructed the Escrow Agent to date and deliver the DRA Termination.

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(b)    Upon its receipt from CPTC of confirmation that the Indenture Trustee has received the funds described in Section 1(e)(i) for the redemption of the Bonds, each of CPT‑I, CPT‑II and CPT-IOM shall (i) instruct the Escrow Agent to date the Bills of Sale and deliver the same to CTC and (ii) instruct the Escrow Agent to date and deliver to Frontline the Management Agreement Terminations and to obtain from Frontline confirmation that it has dated and delivered or instructed the Escrow Agent to date and deliver the Management Agreement Terminations to CPT‑I, CPT‑II and CPT-IOM.
(c)    CPT‑I acknowledges and agrees that upon termination of the Cygnus Charter the Cygnus Guarantee automatically terminates and, effective upon such termination, CPT‑I releases Chevron from all liability thereunder; CPT‑II acknowledges and agrees that upon termination of the Altair Charter the Altair Guarantee automatically terminates and, effective upon such termination, CPT‑II releases Chevron from all liability thereunder; and CPT-IOM acknowledges and agrees that upon termination of the Sirius Charter that the Sirius Guarantee automatically terminates and, effective upon such termination, CPT-IOM releases Chevron from all liability thereunder.
(d)    CPTC hereby agrees, effective upon delivery of the CTA Termination Notice to the Collateral Trustee (i) the Cygnus Collateral, the Altair Collateral, the Sirius Collateral and the SPA shall be and hereby are terminated and all mortgages, liens, encumbrances, collateral assignments, debentures, deeds of trust and other security interests (“Liens”) created thereby automatically released and (ii) CPTC shall request from the Collateral Trustee the return of the share certificates issued by CPT‑I, CPT‑II and CPT-IOM, and upon its receipt from the Collateral Trustee of such share certificates, CPTC shall return such share certificates to CTIL.
(e)    Promptly after delivery of the CTA Termination Notice to the Collateral Trustee, CPTC shall file, register or record, or cause to be filed, registered and recorded, all filings, registrations and recordings necessary or advisable to terminate the mortgages filed, registered and recorded to perfect the Liens on the Cygnus Collateral, the Altair Collateral and the Sirius Collateral, including the mortgages that were filed, registered or recorded against the vessels that are chartered under the Charters. CPTC hereby irrevocably appoints CTC as its attorney in fact (i) to negotiate, settle, approve, sign, execute and deliver, record, register and file any and all such instruments that may be deemed necessary or desirable in order to terminate the Liens on, under, or in connection with the Cygnus Collateral, the Altair Collateral and the Sirius Collateral, (ii) to do all such things and to sign, execute and deliver any and all such certificates, notices, documents and agreements as may be necessary or desirable to carry out the purpose and intent of any of the foregoing and otherwise in connection with the termination of the Liens on the Cygnus Collateral, the Altair Collateral and the Sirius Collateral and the transactions contemplated thereby, such execution and delivery being conclusive evidence of such approval, and (iii) to cause this power of attorney to be registered or recognized with or by any official, authority or registry in any place.
5.    CONFIDENTIALITY. Each party hereto shall keep this Agreement and the transactions contemplated herein confidential, and shall not provide copies of this Agreement or disclose its specific terms to any person, in the case of CPTC, CPT‑I, CPT‑II and CPT-IOM, without the prior written consent of CTC, and in the case of CTC, without the prior written consent of CPTC, except (a) CPTC may disclose this Agreement to the Indenture Trustee, the Collateral Trustee, Frontline and CalPetro Holdings Limited in connection with the transactions contemplated herein, (b) any party hereto may disclose to the applicable court in connection with any proceedings under this Agreement, (c) any party hereto may disclose to the extent required by any governmental authority in connection with the transactions contemplated herein, provided that the disclosing party will take reasonable steps to obtain confidential treatment for such disclosure, (d) any party hereto may disclose the same to the extent that it is required pursuant to any regulation, law or order of any court of competent jurisdiction, or any procedure for disclosure of documents

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in any proceedings before such court (including any proceedings to enforce this Agreement) or in regulatory proceedings, or pursuant to any law or regulation having the force of law; provided that, if the disclosing party is CPTC, CPT‑I, CPT‑II or CPT-IOM, it shall give advance written notice to CTC or, if the disclosing party is CTC, it shall give advance written notice to CPTC of its intention to disclose the same based on that requirement and a reasonable amount of time consistent with the requirement pursuant to which disclosure is to occur in which to seek adequate protective orders; and (e) any party hereto may disclose to its Affiliates and direct or indirect shareholders, directors, officers, employees, independent auditors, legal counsel and other professional advisors subject to all of the following (i) they have a need to know, (ii) they are informed of (A) the confidential nature of this Agreement and its specific terms, and (B) their duty to maintain the confidentiality pursuant to the terms of this Agreement, and (iii) prior to any disclosures they have agreed to be bound by such duty of confidentiality.
6.    CONFLICTS OF INTEREST.
(a)    Except as otherwise expressly provided herein, none of CPT‑I, CPT‑II, CPT-IOM or CPTC (each a “CPTC Entity”), nor any of its directors, employees, agents and subcontractors, nor any of their directors, employees and agents shall give to or receive from any director, employee or agent of CTC or of any affiliate of CTC any gift, entertainment or other favor of significant value, or any commission, fee or rebate.
(b)    No CPTC Entity, nor any of its shareholders, directors, employees, agents and subcontractors, nor their directors, employees and agents shall enter into any business relationship with any director, employee or agent of CTC or of any affiliate of CTC, unless such person is acting for and on behalf of CTC or any such affiliate, without prior written notification thereof to CTC.
(c)    No CPTC Entity nor its employees, agents or subcontractors, or their employees or agents, shall make any payment or give anything of value to any official of any government or public international organization (including any officer or employee of any government department, agency or instrumentality) to influence his or its decision, or to gain any other advantage for any CPTC Entity or CTC in connection with the work performed hereunder.
(d)    CPCT shall immediately notify CTC of any violation of subsection (a), (b) or (c) above and shall immediately reimburse CTC, out of any and all monies paid by CTC to the CPTC Entities, an amount equal to the amount of any payment or the value of any gift which gives rise to such violation.
(e)    CPTC shall hold CTC harmless from all losses, damage, expense (including attorneys’ fees), liability, claims, fines and civil penalties arising out of any violation of this Section 6.
(f)    In the event of any violation of this Section 6, including any violation occurring prior to the date of this Agreement resulting directly or indirectly in CTC’s consent to enter into this Agreement with CPTC, CTC may, at its sole option, terminate this Agreement at any time and notwithstanding any other provision of this Agreement, pay no compensation or reimbursement whatsoever to CPTC or any other CPTC Entity for any service performed after the date of such violation.
(g)    CPTC shall maintain true and correct records in connection with all matters relating to this Agreement and retain such records for at least twenty-four (24) months.
(h)    Any representative authorized by CTC may audit any and all of CPTC’s records for the sole purpose of determining whether there has been compliance with subsections (a) to (g) above and any other applicable provisions of this Agreement.

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7.    COSTS AND EXPENSES. CTC shall bear its own costs and expenses and shall reimburse CPTC, CPT-I, CPT-II an CPT-IOM for all reasonable and duly documented out-of-pocket costs and expenses incurred by such entity (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, delivery and performance of this Agreement and all related documents.
8.    NOTICES.
(a)    All notices and other communications to a party required or permitted under or related to this Agreement must be in writing and delivered by mail (postage prepaid), email except as provided in Section 8(c) or by hand delivery to the address of the party receiving the notice set out below. Notices and other communications may also be delivered by facsimile sent to the facsimile number of the receiving party set out below provided that the original notice is promptly sent to the recipient by mail (postage prepaid) or by hand delivery.
To CTC:
Chevron Transport Corporation Ltd.
Chevron House
11 Church Street
Hamilton HM 11
Bermuda
Attention: Debra Flood
Facsimile: 441 299 9172
Email Address:
with a copy to:
Chevron Shipping Company LLC
6101 Bollinger Canyon Road
P.O. Box 6027
San Ramon, CA 94583
Attention: Li Jiang
Fax: 866-420-0335
Email Address:
To CPTC:

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California Petroleum Transport Corporation
114 West 47th Street, Suite 2310
New York, New York 10036
Attention: Frank Bilotta
Facsimile: 212-302-8767
Email Address:

With a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attn: Gary J. Wolfe
Facsimile: 212-480-8421
Email:

To CPT‑I, CPT‑II or CPT-IOM:

CalPetro Tankers (Bahamas I) Limited
CalPetro Tankers (Bahamas II) Limited
CalPetro Tankers (IOM) Limited
c/o Frontline Ltd.
P.O. Box 1327 Vika,
NO-0112 Oslo, Norway
Attn: Marius Hermansen
Email:

With a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attn: Gary J. Wolfe
Facsimile: 212-480-8421
Email:

(b)    Any party hereto may change its contact information by giving notice to the other parties hereto.
(c)    A notice delivered by electronic mail must clearly and prominently state that it is an effective notice given under this Agreement. In the absence of proof to the contrary, including any indication of malfunction on the sender’s computer or delivery failure, a notice delivered by electronic mail will be deemed to have been received at the place to which it was sent on the date of transmission of a return email from the recipient back to the sender acknowledging receipt of such notice. If the time of transmitting the electronic mail is out of the recipient’s regular business hours, Section 8(d) will apply.
(d)    Notices or communications are effective when received by the recipient during the recipient’s regular business hours. Notices or communications received out of the recipient’s regular business

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hours will be deemed received on the next succeeding day on which commercial banks are open for the transaction of business in the city specified in the address for notice provided by the recipient.
(e)    Notices or communications which do not comply with the requirements of this Agreement are ineffective, and do not impart actual or any other kind of notice.
9.    GOVERNING LAW. This Agreement is governed by and interpreted under the laws of the State of New York, without regard to its choice of law rules.
10.    DISPUTE RESOLUTION. All matters of difference between the parties hereto (other than expressly provided to the contrary in the Charters and other than in respect of any action by for possession of the vessels subject to the Charters) shall be referred to arbitration in New York pursuant to the Arbitration Rules of the Society of Maritime Arbitrators, Inc. by an arbitrator to be agreed between CTC on the one hand and CPTC, on behalf of CPTC, CPT‑I, CPT‑II or CPT-IOM as applicable, on the other hand, or in default of such agreement within 30 days to be nominated by the President for the time being of the Society of Maritime Arbitrators, Inc.
11.    ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter under this Agreement and supersedes all oral statements and prior writings with respect to it.
12.    SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of each party and its successors and assigns. No party hereto may assign its obligations under this Agreement, in the case of CTC, without the prior written consent of CPTC and, in the case of all other parties, CTC.
13.    COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Agreement.
[remainder of page left blank intentionally; signatures to follow]

705359146v10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
CALPETRO TANKERS (BAHAMAS I) LIMITED,
a corporation organized under the laws of the Commonwealth of The Bahamas
By: /s/ Kate Blankenship
Name: Kate Blankenship
Title: Director
CALPETRO TANKERS (BAHAMAS II) LIMITED,
a corporation organized under the laws of the Commonwealth of The Bahamas
By: /s/ Kate Blankenship
Name: Kate Blankenship
Title: Director
CALPETRO TANKERS (IOM) LIMITED,
a corporation organized under the laws of the Isle of Man
By: /s/ Kate Blankenship
Name: Kate Blankenship
Title: Director

CALIFORNIA PETROLEUM TRANSPORT CORPORATION,
a corporation organized under the laws of the State of Delaware
By: /s/ Frank B. Bilotta
Name: Frank B. Bilotta
Title: Vice President

SIGNATURE PAGE TO EARLY TERMINATION AGREEMENT

CHEVRON TRANSPORT CORPORATION LTD.,
a corporation organized under the laws of Bermuda
By: /s/ Deborah L. Flood
Name: Deborah L. Flood
Title: Vice-President & Secretary

SIGNATURE PAGE TO EARLY TERMINATION AGREEMENT

EXHIBIT A
Notice to Indenture Trustee

California Petroleum Transport Corporation
114 West 47th Street, Suite 2310
New York, New York  10036

September 26, 2014

The Bank of New York Mellon Trust Company, N.A.
Attn: Corporate Trust
601 Travis Street, 16th Floor
Houston, TX 77002

Re:     Redemption of California Petroleum Transport Corporation
8.52% First Preferred Mortgage Notes Due 2015 (the “Notes”)
CUSIP 130914 AM 6

Ladies and Gentlemen:

Reference is made to that certain Term Indenture dated as of April 1, 1995 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among California Petroleum Transport Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as trustee (the “Indenture Trustee”), pursuant to which the Notes were issued. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

Pursuant to Section 10.1(b) of the Indenture and the ninth paragraph of the terms set forth on the reverse of the Notes, the Company hereby notifies you that it will redeem all of the remaining issued and outstanding Notes on October 1, 2014 (the “Redemption Date”), at a redemption price equal to 100% of the principal amount of the Notes as of the Redemption Date plus the Make-Whole Premium plus any accrued and unpaid interest to, but not including, the Redemption Date (the “Redemption Payment”).

In accordance with Section 10.2 of the Indenture, the Issuer has prepared the enclosed notice of full optional redemption (the “Notice of Redemption”) to be distributed to the Holders. Pursuant to the third paragraph Section 10.2 of the Indenture, the Company hereby requests that you deliver the Notice of Redemption in the form attached hereto, in the Company’s name and at the Company’s expense to each Holder of the Notes at its registered address on September 26, 2014.

Very truly yours,

Exhibit A - 1
705359146v10

CALIFORNIA PETROLEUM TRANSPORT CORPORATION
By:
Name:
Title:

Exhibit A - 2
705359146v10

NOTICE OF FULL OPTIONAL REDEMPTION

California Petroleum Transportation Corporation
8.52% First Preferred Mortgage Notes Due 2015 (the “Notes”)
CUSIP 130914 AM 6*

NOTICE IS HEREBY GIVEN pursuant to the terms of Indenture dated as of April 1, 1995 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among California Petroleum Transport Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as trustee (the “Indenture Trustee”), that all of the Notes have been called for full optional redemption (the “Redemption”) on October 1, 2014 (the “Redemption Date”) pursuant to Section 10.1(b) of the Indenture and the ninth paragraph of the terms set forth on the reverse of the Notes. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

The “Redemption Price” is equal to 100% of the principal amount of the Notes as of the Redemption Date plus the Make-Whole Premium plus any accrued and unpaid interest to, but not including, the Redemption Date. The “Make-Whole Premium” means the excess, if any, of: (i) the aggregate present value at the Redemption Date of each dollar of principal of the Notes and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable in respect of such dollar if the Redemption had not been made, determined by discounting, on a semiannual basis, such principal and interest at a rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the Redemption Date) plus 0.375% from the respective date on which such principal and interest would have been payable if the Redemption had not been made, over (ii) the aggregate principal amount of the Notes.

The Notes must be surrendered to the Indenture Trustee at the following address to collect the Redemption Price:

If by mail or overnight courier:

The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon
Attn: CT Ops
111 Sanders Creek Parkway
East Syracuse, NY 13057

For Information call 1-800-254-2826 or email corporate.bond.research@bnymellon.com

On the Redemption Date the Redemption Price will become due and payable on each of the Notes. Unless the Company defaults in making payment of the Redemption Price, interest on the Notes shall cease to accrue on and after the Redemption Date.

REDEMPTION REQUIREMENT INFORMATION

For a list of redemption requirements, please visit our website at www.bnymellon.com/us/en/what-we-do/knowledge-network/corporate-trust/bondholder-inquiry.jsp and click on the “Redeem a matured or called bond” link.

Exhibit A - 3
705359146v10

IMPORTANT NOTICE

Pursuant to U.S. federal tax law, the applicable withholding agent may be required to apply backup withholding to the payment of the Redemption Price on the Notes at a rate of 28% unless you provide the withholding agent with a properly completed Internal Revenue Service Form W-9 or otherwise establish an exemption from such withholding. For more information, please read the instructions to Form W-9, which is available on the Internal Revenue Service website, www.irs.gov/Forms-&-Pubs.

Date: September 26, 2014	The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee

* This CUSIP number has been assigned to this issue by Standard and Poor's Corporation and is included solely for the convenience of the holders. Neither the Company, the Indenture Trustee nor any of their agents shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to its correctness on the Notes or as indicated in this or any other redemption notice.

Exhibit A - 4
705359146v10

EXHIBIT B
Form of Bill of Sale

BILL OF SALE
KNOWN ALL MEN BY THESE PRESENTS:
[CALPETRO TANKERS (BAHAMAS I) LIMITED (the “Seller”), a corporation organized under the laws of the Commonwealth of The Bahamas][CALPETRO TANKERS (BAHAMAS II) LIMITED (the “Seller”), a corporation organized under the laws of the Commonwealth of The Bahamas][CALPETRO TANKERS (IOM) LIMITED (the “Seller”), a corporation organized under the laws of the Isle of Man], is the owner of full legal and beneficial title to that Suezmax oil tanker bearing OFFICIAL NUMBER [706671][706672][731992], IMO NUMBER [9035060][9035010][9051612] and INTERNATIONAL CODE SIGNAL [C60B][C60K][C6FG9] and named [“Cygnus Voyager”][“Altair Voyager”][“Sirius Voyager”] (the “Vessel”), all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature installed on or attached to such Vessel (collectively, the “Parts”).
THAT for and in consideration of the sum of one US Dollar (US$1.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller does hereby grant, convey, transfer, bargain and sell, deliver and set over unto CHEVRON TRANSPORT CORPORATION LTD. (the “Buyer”), a limited company organized under the laws of Bermuda and whose address is Chevron House, 11 Church Street, Hamilton, HM 11, Bermuda and unto its successors and assigns forever, all of the Seller’s right, title and interest in and to the Vessel and Parts.
THAT the Seller hereby warrants to the Buyer, its successors and assigns, that there is hereby conveyed to the Buyer on the date hereof good and marketable title to the Vessel and Parts, free and clear of all liens and encumbrances of any nature whatsoever.
THAT the Seller hereby covenants, without further consideration, to execute such additional documents and take such further actions as Buyer may reasonably require in order to confirm and effectuate the sale of the Vessel and Parts.
This Bill of Sale shall be governed by the laws of the Commonwealth of the Bahamas.
IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed in its name this ___ day of October, 2014.
[CALPETRO TANKERS (BAHAMAS I) LIMITED] [CALPETRO TANKERS (BAHAMAS II) LIMITED] [CALPETRO TANKERS (IOM) LIMITED]

By:
Name:
Title:

Exhibit B - 1
705359146v10

The Bahamas Maritime Authority Form R209
(see attached)

Exhibit B - 2
705359146v10

EXHIBIT C
CPTC Notice

California Petroleum Transport Corporation
114 West 47th Street, Suite 2310
New York, New York  10036

October __, 2014

The Bank of New York Mellon Trust Company, N.A.
Attn: Corporate Trust
601 Travis Street, 16th Floor
Houston, TX 77002

Re:     Termination of Collateral Trust Agreement

Ladies and Gentlemen:

Reference is made to that certain Collateral Trust Agreement dated as of April 5, 1995 (as amended, supplemented or otherwise modified from time to time, the “CTA”), among California Petroleum Transport Corporation (the “Company”), Calpetro Tankers (Bahamas I) Limited (“CPT-I”), Calpetro Tankers (Bahamas II) Limited (“CPT-II”), Calpetro Tankers (IOM) Limited (“CPT-IOM”), The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as Collateral Trustee and The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as Serial Indenture Trustee and Term Indenture Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the CTA.

The Company hereby requests that, pursuant to Section 7.09(a)(i) of the CTA, the Indenture Trustee execute and deliver a notice, in the form attached hereto as Annex 1, to the Collateral Trustee stating that the Secured Obligations arising under or in connection with the Indentures and the Notes issued thereunder have been paid or deemed paid in full.

Very truly yours,

CALIFORNIA PETROLEUM TRANSPORT CORPORATION
By:
Name:
Title:

Exhibit C - 1
705359146v10

Annex 1
The Bank of New York Mellon Trust Company N.A.
601 Travis Street, 16th Floor
Houston, TX 77002

October __, 2014

The Bank of New York Mellon Trust Company, N.A.
Attn: Corporate Trust
601 Travis Street, 16th Floor
Houston, TX 77002

Re:     Termination of Collateral Trust Agreement dated April 5, 1995

Ladies and Gentlemen:

Reference is made to that certain Collateral Trust Agreement dated as of April 5, 1995 (as amended, supplemented or otherwise modified from time to time, the “CTA”), among California Petroleum Transport Corporation (the “Company”), Calpetro Tankers (Bahamas I) Limited (“CPT-I”), Calpetro Tankers (Bahamas II) Limited (“CPT-II”), Calpetro Tankers (IOM) Limited (“CPT-IOM”), The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as Collateral Trustee, and The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as Serial Indenture Trustee and Term Indenture Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the CTA.

Pursuant to section 7.09(a) of the CTA, the Term Indenture Trustee hereby notifies the Collateral Trustee that the Secured Obligations arising under or in connection with the Term Indenture and the Term Mortgage Notes issued thereunder have been paid or deemed paid in full and confirms that the Secured Obligations arising under or in connection with the Serial Indenture and the Serial Mortgage Notes issued thereunder have been paid or deemed paid in full.

Please confirm, by countersigning the signature block below, that all amounts payable to the Collateral Trustee have been paid in full, whereupon the CTA shall automatically terminate as set forth in section 7.09(c) of the CTA. This letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or other electronic means (e.g. pdf) will be effective as delivery of a manually executed counterpart.

Exhibit C - 2
705359146v10

Very truly yours,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Term Indenture Trustee

By:
Name:
Title:

The Collateral Trustee hereby acknowledges and agrees with the terms of this letter as of the date first written above.
THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.,
as Collateral Trustee

By:
Name:
Title:

Exhibit C - 3
705359146v10

EXHIBIT D
Officer’s Certificate

CALIFORNIA PETROLEUM TRANSPORT CORPORATION
OFFICER’S CERTIFICATE
This Officer’s Certificate is being executed and delivered pursuant to that certain Term Indenture dated April 1, 1995 (the “Indenture”) between California Petroleum Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor in interest to Chemical Trust Company of California, as indenture trustee (“Indenture Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.
In connection with the delivery of a notice by the Company to the Indenture Trustee (the “Notice to Indenture Trustee”) regarding the potential redemption of the Notes described therein (the “Redemption”) on October 1, 2014 (the “Redemption Date”) pursuant to Section 10.1(b) of the Indenture, the undersigned [insert name], duly qualified and elected [insert title] of the Company, does hereby certify on behalf of the Company as follows:

(a)
[he][she] has read all of the covenants and conditions precedent contained in the Indenture in respect of compliance with the redemption of the Notes and the satisfaction nd discharge of the Indenture;

(b)
the statements contained in this certificate are based upon [his][her] familiarity with and review of the Indenture and upon discussions with officers and employees of the Company familiar with the matters set forth herein;

(c)
in [his][her] opinion, [he][she] has made such examination and investigation as is necessary to enable [him][her] to express an informed opinion as to whether or not such covenants and conditions precedent have been complied with; and

(d)
in [his][her] opinion, such conditions precedent and covenants have been complied with, including all conditions precedent to be performed or effected by the Company with respect to the Redemption and for the Company to make the request of the Indenture Trustee set forth in the Notice to Indenture Trustee; provided that the Indenture Trustee has forwarded the Notice of Redemption (as defined in the Notice to Indenture Trustee) in the Company’s name to the Holders in compliance with Section 10.2 of the Indenture.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer's Certificate as of _________, 2014.

By:
Name: [insert name]
Title: [insert title]

Exhibit D - 1
705359146v10

Exhibit D - 2
705359146v10

EXHIBIT E
Legal Opinion

[Letterhead of Seward & Kissel LLP]
October __, 2014

The Bank of New York Mellon Trust Company N.A.
Attn: Corporate Trust
601 Travis Street, 16th Floor
Houston, TX 77002

Re:	Redemption of California Petroleum Transport Corporation
8.52% First Preferred Mortgage Notes Due 2015 (the “Notes”)
Ladies and Gentlemen:
We have acted as counsel to California Petroleum Transport Corporation (the “Company”), in connection with certain matters relating to the Term Indenture dated as of April 1, 1995 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as trustee (the “Indenture Trustee”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture. We have been asked to provide our opinion relating to the request by the Company that the Indenture Trustee deliver a notice of redemption to the Holders of the Notes in connection with the Company’s election to redeem all of its outstanding Notes (the “Redemption”) and in connection with the satisfaction and discharge of the Indenture pursuant to Section 8.1 of the Indenture.
In rendering this opinion, we have examined originals or copies certified to our satisfaction of the following documents (the “Relevant Documents”):

1.	the Indenture;

2.	the notice from the Company to the Indenture Trustee dated September 26, 2014 (the “Notice to Indenture Trustee”);

3.	the notice of full optional redemption to be given by the Indenture Trustee, in the Company’s name, to the Holders (the “Notice of Redemption”); and

4.	the officer’s certificate of the Company delivered to the Indenture Trustee pursuant to section 9.5 of the Indenture.
We have also examined and rely on such other documents, laws and matters we have deemed necessary to render the opinions contained herein. In preparing to render these opinions, we have made such factual inquiries of the Company and have examined such documents, proprietary records and other instruments as we have deemed necessary.
In examining the documents referred to above, we have assumed the genuineness of all signatures (other than the signature of the Company on the Indenture), the legal capacity of all natural persons, the

Exhibit E - 1
705359146v10

authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies.
Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that (i) the Notice of Redemption satisfies the requirements for a notice of redemption under Section 10.2 of the Indenture, (ii) the conditions precedent necessary for the Redemption and for the Company to make the request of the Indenture Trustee set forth in the Notice to Indenture Trustee have been met, provided that the Indenture Trustee has forwarded the Notice of Redemption in the Company’s name to the Holders in compliance with Section 10.2 of the Indenture and (iii) the conditions precedent for the satisfaction and discharge of the Indenture under Section 8.1 of the Indenture have been met, provided that the Indenture Trustee has received payment of principal and interest on all Term Mortgage Notes Outstanding under the Indenture.
We are members of the bar of the State of New York. Insofar as this letter constitutes an opinion of law, it is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof, and no opinion is expressed herein with respect to the laws of any other jurisdiction. We do not undertake any obligation to update this opinion to account for the passage of time.

This opinion is solely for purposes of compliance with the Indenture and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person, without our prior written consent, and no one other than you is entitled to rely on this opinion. This opinion is given to you as of the date hereof and we assume no obligation to advise you of any change which may hereafter be brought to my attention.

Very Truly Yours,

[Seward & Kissel LLP]

Exhibit E - 2
705359146v10

EXHIBIT F
CTA Termination Notice

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, TX 77002

October __, 2014

The Bank of New York Mellon Trust Company, N.A.
Attn: Corporate Trust
601 Travis Street, 16th Floor
Houston, TX 77002

Re:     Termination of Collateral Trust Agreement dated April 5, 1995

Ladies and Gentlemen:

Reference is made to that certain Collateral Trust Agreement dated as of April 5, 1995 (as amended, supplemented or otherwise modified from time to time, the “CTA”), among California Petroleum Transport Corporation (the “Company”), Calpetro Tankers (Bahamas I) Limited (“CPT-I”), Calpetro Tankers (Bahamas II) Limited (“CPT-II”), Calpetro Tankers (IOM) Limited (“CPT-IOM”), The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as Collateral Trustee, and The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as Serial Indenture Trustee and Term Indenture Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the CTA.

Pursuant to section 7.09(a) of the CTA, the Term Indenture Trustee hereby notifies the Collateral Trustee that the Secured Obligations arising under or in connection with the Term Indenture and the Term Mortgage Notes issued thereunder have been paid or deemed paid in full and confirms that the Secured Obligations arising under or in connection with the Serial Indenture and the Serial Mortgage Notes issued thereunder have been paid or deemed paid in full.

Please confirm, by countersigning the signature block below, that all amounts payable to the Collateral Trustee have been paid in full, whereupon the CTA shall automatically terminate as set forth in section 7.09(c) of the CTA. This letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or other electronic means (e.g. pdf) will be effective as delivery of a manually executed counterpart.

Exhibit F - 1
705359146v10

Very truly yours,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Term Indenture Trustee

By:
Name:
Title:

The Collateral Trustee hereby acknowledges and agrees with the terms of this letter as of the date first written above.
THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.,
as Collateral Trustee

By:
Name:
Title:

Exhibit F - 2
705359146v10

EXHIBIT G
Cygnus Mortgage Termination

AFFIDAVIT OF LOSS AND SUCCESSION

I, [insert name and position of person], of The Bank of New York Mellon Trust Company, N.A., with offices at 601 Travis Street, 16th Floor, Houston, TX 77002 solemnly declare that The Bank of New York Mellon Trust Company, N.A. is the current mortgagee as successor to Chase Manhattan Bank and Trust Company, National Association (the mortgagee appearing in the Register of Bahamian Ships) of the vessel Cygnus Voyager (previously named the Samuel Ginn) in respect of Mortgage “A” dated April 5, 1995 and registered on April 5, 1995 at 3:05 p.m. (the “Mortgage”).

For the purposes of the recording of the discharge of the Mortgage from the Register of Bahamian Ships, I further declare on information and belief the following chronological events to confirm that The Bank of New York Mellon Trust Company, N.A. is the current mortgagee of the Mortgage:

(i)
According to excerpts from the United States Federal Reserve Board National Information Center, on December 1, 2001 Chase Manhattan Bank and Trust Company, National Association was renamed J.P. Morgan Trust Company, National Association (see attached excerpt as Exhibit A).

(ii)	On October 1, 2006 The Bank of New York Trust Company, N.A. acquired the Mortgage by private contract from J.P. Morgan Trust Company, N.A.

(iii)	On July 1, 2008 The Bank of New York Trust Company, N.A. was renamed The Bank of New York Mellon Trust Company, N.A. (see attached Change of Name Certificate/merger document as Exhibit B).

I further declare that a diligent search has been made and that the Mortgage cannot be found and is presumed lost or mislaid.

I further declare that all sums due to The Bank of New York Mellon Trust Company, N.A. in respect of the said Mortgage have been paid in full and that the said Mortgage should now be registered as discharged.

The Bank of New York Mellon Trust Company, N.A. hereby covenants with the Bahamas Maritime Authority that The Bank of New York Mellon Trust Company, N.A. will at all times hereafter fully indemnify the Bahamas Maritime Authority, its directors, officers and employees against any loss, expense, damage or liability whatsoever that may arise as a result of the wrongful discharge of the said Mortgage.

Signed and declared by the above named [insert name and position of person]
For and on behalf of The Bank of New York Mellon Trust Company, N.A.

Exhibit G - 1
705359146v10

___________________________________

At _______________, United States
Dated this ____ of __________ 2014

[Notary to insert required block]

Exhibit G - 2
705359146v10

Copy of Cygnus Mortgage
(see attached)

Exhibit G - 3
705359146v10

EXHIBIT H
Altair Mortgage Termination

AFFIDAVIT OF LOSS AND SUCCESSION

I, [insert name and position of person], of The Bank of New York Mellon Trust Company, N.A., with offices at 601 Travis Street, 16th Floor, Houston, TX 77002 solemnly declare that The Bank of New York Mellon Trust Company, N.A. is the current mortgagee as successor to Chase Manhattan Bank and Trust Company, National Association (the mortgagee appearing in the Register of Bahamian Ships) of the vessel Altair Voyager (previously named the Condoleezza Rice) in respect of Mortgage “A” dated April 5, 1995 and registered on April 5, 1995 at 3:00 p.m. (the “Mortgage”).

For the purposes of the recording of the discharge of the Mortgage from the Register of Bahamian Ships, I further declare on information and belief the following chronological events to confirm that The Bank of New York Mellon Trust Company, N.A. is the current mortgagee of the Mortgage:

(i)
According to excerpts from the United States Federal Reserve Board National Information Center, on December 1, 2001 Chase Manhattan Bank and Trust Company, National Association was renamed J.P. Morgan Trust Company, National Association (see attached excerpt as Exhibit A).

(ii)	On October 1, 2006 The Bank of New York Trust Company, N.A. acquired the Mortgage by private contract from J.P. Morgan Trust Company, N.A.

(iii)	On July 1, 2008 The Bank of New York Trust Company, N.A. was renamed The Bank of New York Mellon Trust Company, N.A. (see attached Change of Name Certificate/merger document as Exhibit B).

I further declare that a diligent search has been made and that the Mortgage cannot be found and is presumed lost or mislaid.

I further declare that all sums due to The Bank of New York Mellon Trust Company, N.A. in respect of the said Mortgage have been paid in full and that the said Mortgage should now be registered as discharged.

The Bank of New York Mellon Trust Company, N.A. hereby covenants with the Bahamas Maritime Authority that The Bank of New York Mellon Trust Company, N.A. will at all times hereafter fully indemnify the Bahamas Maritime Authority, its directors, officers and employees against any loss, expense, damage or liability whatsoever that may arise as a result of the wrongful discharge of the said Mortgage.

Signed and declared by the above named [insert name and position of person]
For and on behalf of The Bank of New York Mellon Trust Company, N.A.

Exhibit H - 1
705359146v10

___________________________________

At _______________, United States
Dated this ____ of __________ 2014

[Notary to insert required block]

Exhibit H - 2
705359146v10

Copy of Altair Mortgage
(see attached)

Exhibit H - 3
705359146v10

EXHIBIT I
Sirius Mortgage Termination

AFFIDAVIT OF LOSS AND SUCCESSION

I, [insert name and position of person], of The Bank of New York Mellon Trust Company, N.A., with offices at 601 Travis Street, 16th Floor, Houston, TX 77002 solemnly declare that The Bank of New York Mellon Trust Company, N.A. is the current mortgagee as successor to Chase Manhattan Bank and Trust Company, National Association (the mortgagee appearing in the Register of Bahamian Ships) of the vessel Sirius Voyager (previously named the Chevron Mariner) in respect of Mortgage “A” dated June 28, 2001 and registered on June 28, 2001 at 2:31 p.m. (the “Mortgage”).

For the purposes of the recording of the discharge of the Mortgage from the Register of Bahamian Ships, I further declare on information and belief the following chronological events to confirm that The Bank of New York Mellon Trust Company, N.A. is the current mortgagee of the Mortgage:

(i)
According to excerpts from the United States Federal Reserve Board National Information Center, on December 1, 2001 Chase Manhattan Bank and Trust Company, National Association was renamed J.P. Morgan Trust Company, National Association (see attached excerpt as Exhibit A).

(ii)	On October 1, 2006 The Bank of New York Trust Company, N.A. acquired the Mortgage by private contract from J.P. Morgan Trust Company, N.A.

(iii)	On July 1, 2008 The Bank of New York Trust Company, N.A. was renamed The Bank of New York Mellon Trust Company, N.A. (see attached Change of Name Certificate/merger document as Exhibit B).

I further declare that a diligent search has been made and that the Mortgage cannot be found and is presumed lost or mislaid.

I further declare that all sums due to The Bank of New York Mellon Trust Company, N.A. in respect of the said Mortgage have been paid in full and that the said Mortgage should now be registered as discharged.

The Bank of New York Mellon Trust Company, N.A. hereby covenants with the Bahamas Maritime Authority that The Bank of New York Mellon Trust Company, N.A. will at all times hereafter fully indemnify the Bahamas Maritime Authority, its directors, officers and employees against any loss, expense, damage or liability whatsoever that may arise as a result of the wrongful discharge of the said Mortgage.

Signed and declared by the above named [insert name and position of person]
For and on behalf of The Bank of New York Mellon Trust Company, N.A.

Exhibit I - 1
705359146v10

___________________________________

At _______________, United States
Dated this ____ of __________ 2014

[Notary to insert required block]

Exhibit I - 2
705359146v10

Copy of Sirius Mortgage
(see attached)

Exhibit I - 3
705359146v10

EXHIBIT J
[Reserved]

Exhibit J - 1
705359146v10

EXHIBIT K
DRA Termination

California Petroleum Transport Corporation
114 West 47th Street, Suite 2310
New York, New York  10036

October __, 2014

BY COURIER

CalPetro Holdings Limited
c/o Cains Fiduciaries
Fort Anne, Douglas
Isle of Man, IM1 5PD
Attn: John Killip

Re:     Termination of Designated Representative Agreement

Ladies and Gentlemen:

Reference is made to the Designated Representative Agreement dated April 1, 1995 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) between California Petroleum Transport Corporation, a corporation organized under the laws of the State of Delaware (“CPTC”), and Calpetro Holdings Limited, a company organized under the laws of the Isle of Man (the “Designated Representative”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

CPTC hereby notifies you that the Term Mortgage Notes have been repaid in full as of October 1, 2014 and the Agreement has terminated on such date pursuant to section 5.08 thereof.

Please indicate your agreement with the terms of this letter by countersigning the signature block below and returning the executed letter to the Owner. This letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or other electronic means (e.g. pdf) will be effective as delivery of a manually executed counterpart.

Very truly yours,

CALIFORNIA PETROLEUM TRANSPORT CORPORATION

By:

Exhibit K - 1
705359146v10

Name:
Title:

The Designated Representative hereby acknowledges and agrees with the terms of this letter.
CALPETRO HOLDINGS LIMITED

By:
Name:
Title:

Exhibit K - 2
705359146v10

EXHIBIT L
Insurance Termination Notice

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, TX 77002

October __, 2014

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, NY 10036

Re:     Termination of Assignment of Insurances

Ladies and Gentlemen:

Reference is made to the following documents, as such documents have been amended, supplemented or otherwise modified from time to time: (i) Assignment of Earnings and Insurances dated April 1, 1995 between California Petroleum Transport Corporation (“CPTC”) and Calpetro Tankers (Bahamas I) Limited (“CPT-I”), with respect to the m.t. “Cygnus Voyager” (formerly, “Samuel Ginn”) (ii) Assignment of Earnings and Insurances dated April 1, 1995 between CPTC and Calpetro Tankers (Bahamas II) Limited (“CPT-II”), with respect to the m.t. “Altair Voyager” (formerly, “Condoleezza Rice”) (iii) Assignment of Earnings and Insurances dated April 1, 1995 between CPTC and Calpetro Tankers (IOM) Limited (“CPT-IOM”), with respect to the m.t. “Sirius Voyager” (formerly, “Chevron Mariner”) and (iv) the Collateral Trust Agreement dated April 5, 1995 between CPTC, CPT-I, CPT-II, Calpetro Tankers (Bahamas III) Limited, CPT-IOM, The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as Collateral Trustee (“Collateral Trustee”) and The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as Serial Indenture Trustee and Term Indenture Trustee.

The Collateral Trustee hereby notifies you that the assignment of insurance to the Collateral Trustee pursuant to the documents numbered (i) through (iv) in the preceding paragraph has been terminated as of the date hereof.

Very truly yours,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Trustee

By:
Name:
Title:

Exhibit L - 1
705359146v10

Exhibit L - 2
705359146v10

EXHIBIT M
Management Agreement Terminations

[Calpetro Tankers (Bahamas I) Limited][Calpetro Tankers (Bahamas II) Limited][Calpetro Tankers (IOM) Limited]
c/o Frontline Ltd.
P.O. Box 1327 Vika,
NO-0112 Oslo, Norway

October __, 2014

Frontline Ltd.
P.O. Box 1327 Vika
NO-0112 Oslo
Norway

Re:     Termination of Management and Remarketing Agreement

Ladies and Gentlemen:

Reference is made to the Management and Remarketing Agreement dated April 1, 1995, as modified by the Assignment and Assumption of Management and Remarketing Agreement dated March 31, 1999 [and by Amendment No. 1 to Management and Remarketing Agreement dated June 28, 2001][Include only in the Calpetro Tankers (IOM) Limited letter] (as so amended, supplemented or otherwise modified from time to time, the “Management Agreement”), between [Calpetro Tankers (Bahamas I) Limited, a company organized under the laws of The Commonwealth of The Bahamas][Calpetro Tankers (Bahamas II) Limited, a company organized under the laws of The Commonwealth of The Bahamas][Calpetro Tankers (IOM) Limited, a company organized under the laws of The Isle of Man] (the “Owner”) and Frontline Ltd., a company organized under the laws of Bermuda, as Manager and Technical Advisor. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Management Agreement.

The Owner hereby notifies the Manager and Technical Advisor that pursuant to an agreement with Chevron Transport Corporation Ltd. (“CTC”) dated September 15, 2014 the Owner has agreed to sell the Vessel to CTC on October 1, 2014 (the “Sale”). Effective upon the consummation of the Sale, the appointment of Frontline Ltd. as the Manager and the Technical Advisor shall be revoked and all obligations of the Owner, the Manager and the Technical Advisor under the Management Agreement shall cease, whereupon the Management Agreement shall automatically terminate. For the avoidance of doubt, none of the Owner, the Manager nor the Technical Advisor shall have any claims against the Vessel or CTC arising under or related to the Management Agreement.

Please indicate your agreement with the terms of this letter by countersigning the signature block below and returning the executed letter to the Owner. This letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts, taken together, shall constitute

Exhibit M - 1
705359146v10

but one and the same instrument. Delivery of an executed counterpart by facsimile or other electronic means (e.g. pdf) will be effective as delivery of a manually executed counterpart of this letter.

Very truly yours,

[CALPETRO TANKERS (BAHAMAS I) LIMITED]
[CALPETRO TANKERS (BAHAMAS II) LIMITED]
[CALPETRO TANKERS (IOM) LIMITED]

By:
Name:
Title:

Address:

The Manager and the Technical Advisor hereby acknowledges and agrees with the terms of this letter as of the date first written above.

FRONTLINE LTD.

By:
Name:
Title:

Exhibit M - 2
705359146v10

EXHIBIT N

Section 1(e) Calculations

Amounts
Aggregate Charter Payments Due 10/1/2014	$5,260,000
Aggregate Charter Payments Due 4/1/2015	$5,260,000
Principal Due 10/1/2014	$ -
Principal Due 4/1/2015	$9,525,000
Interest accrual (4/1/2014-10/1/2014) due to bondholders 10/1/2014	$405,754
Interest accrual (10/1/2014-4/1/2015) due to bondholders 4/1/2015	$405,754
Term Note Interest Rate p.a.	8.52%
Treasury Yield (projected, update on 9/30/2014)	0.070%
Yield over Treasury	0.375%

Make-Whole-Premium
Applicable Principal (due 4/1/2015)	$9,525,000
Applicable Interest (10/1/2014 - 4/1/2015)	$405,754
Make-Whole-Premium Discount Rate	0.445%
Make-Whole	$383,743

Redemption Amount
Principal due 4/1/2015	$9,525,000
Interest due bondholders 10/1/2014	$405,754
Make-Whole-Premium (apply to principal and interest due 4/1/2015)	$383,754
Total	$10,314,508
CPTC Payment Amount
Aggregate Charter Payments Due 10/1/2014	$5,260,000
Aggregate Charter Payments Due 4/1/2015	$5,260,000
Redemption Amount	$10,314,508
Total	$205,492

Exhibit N - 1
705359146v10

EXHIBIT O

Escrow Agreement

ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into this __ day of September 2014, by and between CALIFORNIA PETROLEUM TRANSPORT CORPORATION, a corporation organized under the laws of the State of Delaware, herein referred to as “CPTC”, CHEVRON TRANSPORT CORPORATION LTD., a corporation organized under the laws of Bermuda, herein referred to as “Depositor”, and, together with Depositor, sometimes referred to individually as “Party” or collectively as the “Parties”, and U.S. BANK NATIONAL ASSOCIATION, as escrow agent, herein referred to as “Escrow Agent.”
WHEREAS, CPTC and Depositor have entered into an early termination agreement dated September 15, 2014 (the “ETA”), pursuant to which they have agreed that CPTC is to be paid certain amounts by Depositor; and,
WHEREAS, in order to provide a mechanism for the timely payment to CPTC, CPTC and Depositor have requested, and Escrow Agent has agreed, that Escrow Agent hold funds deposited with it for such purpose and, to the extent of such deposited funds, pay such funds to CPTC as provided in this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, it is hereby agreed as follows:
1.Deposit. Depositor shall deposit the sum of $XX with Escrow Agent in an account [specify account number] in the name of Depositor. Escrow Agent acknowledges receipt of the deposit of $XX, and agrees to hold said deposited funds, together with any funds subsequently deposited pursuant to this Escrow Agreement (the “Escrowed Funds”), in account [specify account number] for the benefit of Depositor, and to disburse the Escrowed Funds as specified in the ETA and under the terms and conditions herein provided.
2.Disbursement of Escrowed Funds. Escrow Agent shall not disburse or otherwise transfer any Escrowed Funds except as follows:
(a)    On October 1, 2014, as soon as practicable following Escrow Agent’s receipt of a request, substantially in the form of Exhibit A, signed by both Depositor and CPTC, Escrow Agent shall disburse Escrowed Funds in the amounts and to the accounts specified therein.
(b)    Following its receipt of any other joint instruction from CPTC and Depositor or a final non-appealable order of a court, Escrow Agent shall disburse Escrowed Funds as directed or ordered therein. Within one Banking Day of its receipt of an instruction given pursuant to this Section 2(b), Escrow Agent shall disburse funds as so instructed or ordered. A “Banking Day” is a day other than Saturday or Sunday or a day when Escrow Agent is authorize or required to be closed for business to the public.
(c)    Escrow Agent shall transfer and may deposit the Escrowed Funds as provided in Section 4.
3.Duties of Escrow Agent. The duties of Escrow Agent shall be as follows:

Exhibit O - 1

(a)During the term of this Agreement, Escrow Agent shall hold and disburse the Escrowed Funds in accordance with the terms and provisions of this Agreement.
(b)Depositor agrees and acknowledges that Escrow Agent assumes no liability in connection with this Agreement except for its negligence, gross negligence or willful misconduct; that Escrow Agent shall not be responsible for the validity, correctness or genuineness of any document, statement, invoice or notice submitted to it under this Agreement; and that Escrow Agent may seek advice from its own counsel and shall be fully protected in any action reasonably taken by it in good faith reliance upon the advice of its counsel.
4.Removal of or Resignation of Escrow Agent. CPTC and Depositor may at any time remove Escrow Agent with or without cause by any instrument or instruments in writing signed by both CPTC and Depositor, and delivered to Escrow Agent. Escrow Agent may resign at any time on ninety (90) days' prior written notice to the other Parties hereto by delivering written notice of its intended resignation to the other Parties hereto. If Depositor and CPTC jointly designate in writing a successor Escrow Agent, then Escrow Agent shall transfer the Escrowed Funds to such successor and shall be discharged of any liability or responsibility with respect thereto arising from and after the date that Escrow Agent delivers the Escrowed Funds to the designated successor Escrow Agent. If within ninety (90) days after receipt of such notice of resignation, Depositor and CPTC have not jointly designated a successor Escrow Agent, Escrow Agent may, at the expense of the Depositor, deposit the then remaining portion of the Escrowed Funds into a court of competent jurisdiction in the State of New York and upon such deposit, Escrow Agent shall be relieved of any liability or responsibility with respect thereto arising thereafter, other than for an accounting of any Escrowed Funds previously distributed by Escrow Agent.
5.Termination. This Agreement shall terminate upon the earliest of the following: (a) receipt by Escrow Agent of joint written notice of termination from CPTC and Depositor hereto, whereupon, Escrow Agent shall disburse all remaining Escrowed Funds as directed in such notice, (b) release by Escrow Agent of all the Escrowed Funds in accordance with this Agreement or (c) upon termination in accordance with any other provision of this Agreement. Upon termination of this Agreement no party shall have any further rights, duties or obligations hereunder.
6.Notices. All notices and other communications to Depositor, CPTC or Escrow Agent may be electronically communicated by fax or hand delivered or sent by email, courier, to any party hereto at the addresses provided in this Section 6:
If to Depositor:
Chevron Transport Corporation Ltd.
Chevron House
11 Church Street
Hamilton HM 11
Bermuda
Attention: Debra Flood
Facsimile: 441 299 9172
Email Address:
with a copy to:

Exhibit O - 2

Chevron Shipping Company LLC
6101 Bollinger Canyon Road
P.O. Box 6027
San Ramon, CA 94583
Attention: Li Jiang
Fax: 866-420-0335
Email Address:

If to CPTC:
California Petroleum Transport Corporation
114 West 47th Street, Suite 2310
New York, New York 10036
Attention: Frank Bilotta
Facsimile: 212-302-8767
Email Address:

With a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attn: Gary J. Wolfe
Facsimile: 212-480-8421
Email:

If to Escrow Agent:
U.S. Bank National Association
Global Corporate Trust and Escrow Services
Mail Code SF-CA-SF
One California Street, Suite 1000
San Francisco, CA  94111
Attn: Claude Acoba, Vice President
Facsimile: (415) 677-3768 - fax
Email Address:
For all purposes of this Agreement, a notice or communication will be deemed effective: (a) if delivered by email, hand or sent by courier, on the day it is delivered unless (i) that day is not a day upon which commercial banks are open for the transaction of business in the city specified (a “Local Banking Day”) in the address for notice provided by the recipient or (ii) if delivered after the close of business on a Local Banking Day, then on the next succeeding Local Banking Day, and (b) if sent by facsimile transmission, on the date transmitted, provided that oral or written confirmation of receipt is obtained by the sender from the recipient unless the date of transmission and confirmation is not a Local Banking Day, in which case on the next succeeding Local Banking Day.

Exhibit O - 3

7.Fee. Depositor shall pay Escrow Agent’s fees in accordance with the fee schedule attached as Exhibit B hereto. Escrow Agent shall have no right of set off against the Escrowed Funds.
8.Investments. Escrow Agent shall invest Escrowed Funds only in investments described on Exhibit C into which Depositor directs Escrow Agent to invest; and the Escrow Agent shall have no power or authority to invest or reinvest the Escrow Fund except in such investments. All investments held in the name of Escrow Agent shall be held as the agent or the trustee of Depositor. In the absence of written investment instructions described above, Escrow Agent shall not invest the Escrowed Funds. Escrow Agent may make investments through its own investment department or through affiliates. Interest earned will become part of the Escrowed Funds. Escrow Agent represents and warrants that neither it nor any Affiliate of it will receive any compensation, commissions, fees (including, without limitation, any sale load charges, redemption fees, exchange fees, account fees, purchase fees, management fees, distribution fees, service fees or charges or similar payment) in connection with any investment of the Escrowed Funds except as disclosed on Exhibit B. The representation and warranty in the preceding sentence shall be deemed to have been made and repeated by Escrow Agent on each occasion on which any investment is made with any portion of the Escrowed Funds.
9.Conflicts of Interest. No director, employee or agent of Escrow Agent shall give to or receive from any director, employee or agent of Depositor or any affiliate thereof any commission, fee, rebate, or any gift or entertainment of significant cost or value, or enter into any business arrangement with any director, employee or agent of Depositor or any affiliate thereof other than as a representative of Depositor or its affiliate, in connection with the services provided hereunder without the Depositor’s prior written consent. Escrow Agent shall promptly notify Depositor of any violation of this provision and any consideration received as a result of such violation shall be paid over or credited to Depositor. Additionally, if any violation of this provision occurring prior to the date of this Agreement resulted directly or indirectly in Depositor’s consent to enter into this Agreement with Escrow Agent, Depositor may, at Depositor’s sole option, terminate this Agreement at any time and, notwithstanding any other provision of this Agreement, pay no compensation or reimbursement to Escrow Agent whatsoever for any services provided after the date of termination.
10.No Payment to Government Officials. Neither Escrow Agent nor its employees, agents or subcontractors shall make any payment or give anything of value to any official of any government or public international organization, including any officer or employee of any government department, agency, or instrumentality to influence his or its decision, or to gain any other advantage for any party hereto in connection with the services performed hereunder. Any party shall immediately notify the other Parties of any violation of this Section. Each party shall hold the others harmless from and against all losses and expenses arising out of any such violation. In the event of any violation of this Section, any party may, at its sole option, terminate this Agreement at any time.
11.Right to Audit. Escrow Agent shall maintain true and correct records in connection with all matters relating to this Agreement and retain such records for the greater of 24 months or such period of time as is required by the Escrow Agent’s document retention policies. Any representative(s) authorized by CPTC or Depositor may in a reasonable time and to a reasonable extent audit records of Escrow Agent for the sole purpose of determining whether there has been compliance with the applicable provisions of this Agreement.
12.Miscellaneous. This Agreement sets forth the entire agreement of the Parties hereto with respect to the subject matter hereof. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by writing signed by all of the Parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except to affiliates of

Exhibit O - 4

a party, without the prior written consent of the other parties. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to its conflict of law principles. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, earthquake, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the Parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.
13.Confidentiality. This Agreement and all transactions hereunder shall be kept confidential by Escrow Agent, and Escrow Agent hereby agrees not to provide copies of this Agreement or to disclose its specific terms or any of the transactions to any person without the prior written consent of CPTC and Depositor except: (a) Escrow Agent may disclose to the applicable court in connection with any proceedings initiated to collect payment under this Agreement; (b) to any extent that it is required to disclose the same pursuant to any law or order of any court of competent jurisdiction, or any procedure for disclosure of documents in any proceedings before any such court (including any proceeding to enforce this Agreement) or in regulatory proceedings, or pursuant to any law or regulation having the force of law, provided, however Escrow Agent shall give CPTC and Depositor advance written notice of Escrow Agent’s intention to disclose the same based on that requirement and a reasonable amount of time consistent with the requirement pursuant to which disclosure is to occur in which to seek adequate protective orders; and (c) to Escrow Agent’s direct or indirect shareholders, directors, officers, employees, independent auditors, legal counsel, and other professional advisors to the extent such persons have a need to know, in each case if such persons are informed by Escrow Agent of its confidential nature and of their duty to maintain the confidentiality hereof, and who prior to any such disclosures shall have agreed to be bound by such duty of confidentiality.
14.Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, CPTC and Depositor acknowledge that Section 326 of the USA PATRIOT Act and agree that Escrow Agent’s identity verification procedures require Escrow Agent to obtain information which may be used to confirm Depositor’s or CPTC’s respective identities, including, without limitation, name, address and organizational documents (“identifying information”). Depositor and CPTC each agree to provide Escrow Agent with any such identifying information required as a condition of opening an account with or using any service provided by Escrow Agent.
WITNESS the following execution:

Exhibit O - 5

DEPOSITOR:

CHEVRON TRANSPORT CORPORATION LTD.
By
Its
CPTC:

CALIFORNIA PETROLEUM TRANSPORT CORPORATION
By
Its

ESCROW AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent
By
Its

Exhibit O - 6

EXHIBIT A
DISBURSEMENT OF FUNDS REQUESTED FROM ESCROW ACCOUNT:
To:    U.S. Bank National Association
Re: Request for the Disbursement of Funds held in account no. [account number]
You are hereby authorized and instructed to release the amounts stated below from the above-referenced account on October 1, 2014:

1.	$[_________], which amount is equal to the Redemption Amount (as defined in the ETA) to:
[BNY Mellon]
[ABA routing number]
[Bank account number]
[Account name]
[reference]

2.	$[__________], which amount is equal to the CPTC Payment Amount (as defined in the ETA) to:
[Name of Bank]
[ABA routing number]
[Bank account number]
[Account name]
[reference]

3.	After making the transferred referred to in 1 and 2 above, all remaining funds in the above-referenced account to:
[Name of Bank]
[ABA routing number]
[Bank account number]
[Account name]
[reference]

AUTHORIZED SIGNATURES:

CPTC:	DEPOSITOR:
CALIFORNIA PETROLEUM TRANSPORT CORPORATION	CHEVRON TRANSPORT CORPORATION LTD.

Name:	Name:
Date:	Date:

Exhibit O - 7

A-8
705359146v10

EXHIBIT B
Schedule of Fees for Services as
Escrow Agent

1010
Acceptance Fee
The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at closing.

U.S. Bank Corporate Trust Services reserves the right to refer any or all escrow documents for legal review before execution. Legal fees (billed on an hourly basis) and expenses for this service will be billed to, and paid by, Depositor. If appropriate and upon request by the customer, U.S. Bank Corporate Trust Services will provide advance estimates of these legal fees.
$2,000.00
04460	Escrow Agent Fee Administration fee for performance of the routine duties of the Escrow Agent associated with the management of the account. Administration fees are payable in advance.	$2,000.00

Direct Out of Pocket Expenses

Reimbursement of expenses associated with the performance of our duties, including but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.	At Cost

Extraordinary Services

Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. Fees paid in advance will not be prorated. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to you directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.
For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Exhibit O - 9
705359146v10

EXHIBIT C
Permitted Investments
Unless Escrow Agent is otherwise directed by way of joint written instruction executed by CPTC and Depositor, Escrow Agent is hereby directed to deposit and invest funds in the U.S. Bank Money Market Savings Account and the following Fidelity Institutional Money Market Funds: (a) Government Portfolio Class I (FIGXX), (b) Prime Money Market Portfolio Class I (FIDXX), and (c) Treasury Only Portfolio Class I (FSIXX). CPTC and Depositor acknowledge that the U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit with U.S. Bank. U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates currently offered on the accounts are determined at U.S. Bank’s discretion and may be tiered by customer deposit amount. The owner of the accounts is U.S. Bank as agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. Each customer’s deposit is insured by the Federal Deposit Insurance Corporation as determined under FDIC Regulations, up to applicable FDIC limits. Any and all interest earned on the Escrowed Funds after the deposit shall be added to the Escrowed Funds and shall become a part thereof. Escrow Agent shall thereafter hold, maintain and utilize the Escrowed Funds pursuant to the terms and conditions of this Agreement. If any Escrowed Funds are so invested, CPTC and Depositor shall provide Escrow Agent with a W-9 or original W-8 IRS tax form prior to the disbursement of interest and Escrow Agent will file the appropriate 1099 or other required forms pursuant to Federal and State laws. A statement of citizenship will be provided if requested by Escrow Agent. Escrow Agent shall not be responsible for maximizing the yield on the Escrowed Funds. Escrow Agent shall not be liable for losses, penalties or charges incurred upon any sale or purchase of any such investment.

Exhibit O - 10
705359146v10